Exhibit 99.1

For More Information:
Joe Moss	Andy Mus
Appalachian Bancshares	Marsh Communications
706-276-8156	404-327-7662
jtmoss@acbanks.net	amus@marshcomm.net

Appalachian Bancshares, Inc. Announces Plans For
New Federally Chartered Thrift in Murphy, N.C.

Company also Announces Plans to Build New Full-Service
Appalachian Community Bank Branch in The Highlands at East Ellijay

ELLIJAY, Ga., April 27, 2006 - Appalachian Bancshares, Inc. (Nasdaq:APAB) today announced that it plans to file an application with the Office of Thrift Supervision to open a full-service, federally chartered thrift subsidiary in Murphy, N.C., with a full-service branch in Ducktown, Tenn. It expects to file the application in the second quarter and hopes to gain the necessary regulatory approvals for the thrift charter in late 2006.
The Company also announced plans for a new full-service Appalachian Community Bank branch in The Highlands at East Ellijay, a popular commercial development on Highway 515 that includes a mix of large national retailers, restaurants and health services.
“A federal thrift subsidiary initially will allow Appalachian Bancshares Inc. to serve the growing markets in southeastern Tennessee and southwestern North Carolina that are adjacent to our Georgia markets with full-service branch locations,” said Tracy R. Newton, chief executive officer. “After gaining the necessary regulatory approvals, we anticipate that our proposed Appalachian Community Bank loan production offices in Ducktown, Tenn., and Murphy, N.C., will be converted to full-service branches of the thrift subsidiary, tentatively planned to be named Appalachian Community Bank, F.S.B. This continued expansion perfectly fits our growth strategy of moving into growing, contiguous markets and applying our proven, service-oriented community banking model to efficiently generate assets and serve our new markets and communities.
“Our new Appalachian Community Bank branch in The Highlands at East Ellijay will serve a rapidly growing area of our home community, as both individuals and businesses need additional banking services convenient to this commercial complex,” Newton added.

The new Appalachian Community Bank branch, scheduled to open in the fall of this year, will also serve as the model for the Company’s future branches, designed to provide customers with a home-like environment in which to conduct business.

About Appalachian Bancshares, Inc.
Appalachian Bancshares, Inc., based in Ellijay, Ga., is the holding company of Appalachian Community Bank, a state-chartered bank organized under the laws of the State of Georgia. Appalachian Community Bank also operates under the trade name of Gilmer County Bank. Appalachian Bancshares has assets of $592.6 million and through Appalachian Community Bank provides a full range of community banking services to individuals, small and medium-sized businesses, real estate developers, contractors and farmers, through its North Georgia banking offices located in Ellijay, East Ellijay, Blue Ridge and Blairsville, and through its loan production offices located in Chatsworth, Ga., Copperhill, Tenn. and plans to open loan production offices in Ducktown, Tenn., and Murphy, N.C. The common stock of Appalachian Bancshares is traded on the Nasdaq National Market, under the symbol APAB. For more information, please visit the Company’s website at www.acbanks.net.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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